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First Washington State Bank 1997 Stock Option Plan
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                           First Washington State Bank
                             1997 Stock Option Plan
                                Table of Contents

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          Section                                                    Page
          Number                                                     ----
          ------

          1.   Definitions                                              1
          2.   Purpose                                                  4
          3.   Administration                                           4
          4.   Grants                                                   5
          5.   Stock Option Agreements                                  5
          6.   Stock Option Price                                       5
          7.   Vesting of Stock Options                                 6
          8.   Expiration of Stock Options                              6
          9.   Stock Option Adjustments                                 6
          10.  Amendment and Termination of the Plan                    7
          11.  Miscellaneous Provisions                                 7



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First Washington State Bank 1997 Stock Option Plan
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         (m) "Involuntary Termination" shall mean separation from service as an
Employee or Director at the request or demand of the Company or the Subsidiary to whom such services were rendered for any reason other than Misconduct, death or Disability.

         (n) "Key Employee"' shall mean an Employee whose decisions, actions and counsel will have a substantial impact on the future success of the Company and/or its Subsidiaries.

         (o) "Misconduct" shall mean willful and continued failure by the Participant to perform the Participant's duties for the Company or a Subsidiary after a warning in writing from the Committee specifically identifying any such failure; the willful engaging by the Participant in an act which causes material injury to the Company or a Subsidiary as specified in a written notice from the Committee; conviction of a crime (other than a traffic violation); habitual drunkenness, drug abuse or excessive absenteeism (other than for illness), after a warning in writing from the Committee. No act or failure to act on the part of a Participant shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

         (p) "Non-qualified Stock Option" shall mean a Stock Option which is not an Incentive Stock Option.

         (q) " Outside Director" shall mean a Director who is not also an Employee.

         (r) " Participant " shall mean an Employee or Director who has received a Grant.

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First Washington State Bank 1997 Stock Option Plan
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         1. Definitions

         Wherever used in this Plan, the following capitalized terms shall have the meaning set forth below:

              (a) "Board" shall mean the Company's Board of Directors.

              (b) "Change of Control" shall mean any of the following:

                  (i) The acquisition of the beneficial ownership of at least 25% of the Stock or all or substantially all of the assets of the Company by a single person or entity or a group of persons or entities acting in concert;

                  (ii) The merger, consolidation or combination of the Company with an unaffiliated corporation in which the Directors immediately prior to such transaction constitute less than a majority of the board of directors of the surviving new or combined entity in such transaction;

                  (iii) The transfer of all or substantially all of the Company's assets to an unaffiliated corporation;

                  (iv) The election to the Board during any consecutive three-year period of a group of individuals constituting a majority of the Board who were not serving as directors of either of such boards immediately prior to such consecutive three-year period.

              (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

              (d) "Committee" shall mean the Personnel and Compensation Committee of the Board or such other Committee so designated by the Board.

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First Washington State Bank 1997 Stock Option Plan
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              (e) "Company" shall mean First Washington State Bank, a banking corporation chartered under the laws of the State of New Jersey.

              (f) "Director" shall mean an individual duly elected to serve as a member of the Board or the board of directors of a Subsidiary.

              (g) " Disability " shall mean the permanent disability of a Participant or the failure of a Participant to perform substantially all of the services to the Company or a Subsidiary performed by the Participant prior to such failure for a period of six months commencing with the first date of such failure for reasons other than Voluntary or Involuntary Termination, termination for misconduct, death or approved retirement.

              (h) "Effective Date" shall mean February 12, 1997.

              (i) "Employee" shall mean a person in the employ, under common law, of the Company or any of its Subsidiaries.

              (j) "Grant" shall mean the award of a Stock Option to a Participant.

              (k) "Grant Date" shall mean the date on which the Committee acts to award the Stock Option in question in the case of a Grant to an Employee and the date on which an option is awarded to an Outside Director under the Plan notwithstanding any initial 6-month prohibition against exercise.

              (l) "Incentive Stock Option" shall mean a Stock Option which qualifies under section 422(b) of the Code.


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First Washington State Bank 1997 Stock Option Plan
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              (s) " Plan " shall mean this First Washington State Bank 1997
Stock Option Plan.

              (t) "Stated Expiration Date', shall mean the date set forth in a Stock Option agreement on which the related Stock Option expires absent the Participant's termination of service to the Company or a Subsidiary.

              (u) "Stock" shall mean the Common Stock of the Company par value $5.00.

              (v) "Stock Option" shall mean a right to purchase Stock.

              (w) "Stock Option Price" shall mean the purchase price for a share of Stock subject to a Stock Option.

              (x) "Subsidiary " shall mean a subsidiary corporation of the Company, as defined in Sections 424(f) and 424(g) of the Code.

              (y) "Voluntary Termination"' shall mean a termination of service as an Employee or Director which is not an Involuntary Termination, a termination for Misconduct, a termination by reason of death, a termination by reason of retirement approved by the Company or a termination by reason of Disability.


         2. Purpose

         The purpose of the Plan is to make provision for the Grant of Stock Options to acquire up to 141,000 shares of Stock to Key Employees and Outside Directors as a means of compensating them for service provided to the Company and its Subsidiaries in addition to any other compensation provided to them. Of the number of Stock Options available for Grant, 50,000 shall be available for Grant to Directors and 91,000 shall be available for Grant to Key Employees.


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First Washington State Bank 1997 Stock Option Plan
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         3. Administration

         The Plan shall be administered by the Committee. Except as otherwise provided in the Plan, the Committee shall have full and final authority in its sole discretion to interpret provisions of the Plan, decide all questions of fact arising in its application, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may authorize any of its members to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action or determination made in good faith. The Committee shall also have discretion to determine the Key Employees who shall receive Grants, the times at which Grants shall be made, the number of shares of Stock to make available to each Key Employee in the form of a Grant, whether Grants to Key Employees shall be Incentive Stock Options or Non-Qualified Stock Options and the terms of Grants to Key Employees. However, the Committee shall not have authority to take action inconsistent with other provisions of the Plan.

         4. Grants

         Grants may be made from time to time by the Committee to Key Employees. Each person serving as an Outside Director on February 12, 1997 shall receive a Non-Qualified Stock Option to purchase 6,250 shares of Stock which shall be deemed to be awarded on the date of adoption of the Plan by the Board.


         5 . Stock Option Agreements

         Each Grant shall be evidenced by a written Stock Option agreement which shall specify the number of shares of Stock available for purchase, the Stock Option Price pertaining to such Grant, the date of expiration of the Stock Option, that the Stock Option is not transferable except pursuant to the laws of decent and distribution on the death of the Participant, that during the Participant's lifetime the Stock Option is exercisable only by the Participant or, fir. the event of the Participant's disability by the Participant's attorney in fact.


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First Washington State Bank 1997 Stock Option Plan
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         6. Stock Option Price

         The Stock Option Price shall be equal to the fair market value of a share of Stock on the Grant Date. The fair market value of a share of Stock on the Grant Date (or any other date on which such fair market value is relevant) shall be the bid price last quoted by Ryan Beck & Co., or any other recognized brokerage company or a combination thereof, on such Grant Date or other relevant date. If no such bid price is available on the Grant Date or other relevant date, the fair market value of a share of Stock on the Grant Date or other relevant date shall be the bid price last quoted on the next succeeding business day on which such bid price is quoted. If no such bid price is available on the Grant Date or any of the next succeeding five consecutive business days, the fair market value shall be determined by the Committee in good faith.

         7. Vesting of Stock Options

         No Stock Option shall be exercisable prior to the date which is six months after the Grant Date.

         8. Expiration of Stock Options

         Notwithstanding the Stated Expiration Date of a Stock option set forth in a Stock Option agreement, the related Stock Option shall expire as follows in the event the Participant terminates service as an Employee or Director. If the Participant's service is terminated by the Company or Subsidiary for Misconduct, the Stock Option shall expire immediately effective with the act of termination. If the Participant's service is terminated pursuant to an Involuntary Termination, the Stock Option shall expire no later than the date which is six months after the effective date of the act of termination. If the Participant's service is terminated in a Voluntary Termination, the Stock Option shall expire not later than the ninetieth day following the effective date of the act of termination. Notwithstanding the foregoing, if the Participant's service is terminated (in a Voluntary or Involuntary Termination) within two years following a Change in Control, the Stock Option shall expire in accordance with its Stated Expiration Date.

         9. Stock Option Adjustments

         The aggregate number of shares of Stock with respect to which Stock Options may be granted, the aggregate number of shares of Stock subject to each outstanding Stock Option, and the Stock Option Price of each outstanding Stock Option shall be appropriately adjusted for any increase or decrease in the number of shares of issued Stock resulting from a division or consolidation of shares, whether through a reorganization, recapitalization, stock split, stock distribution or combination of shares outstanding effected without receipt of consideration by the Company.


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First Washington State Bank 1997 Stock Option Plan
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         10. Amendment and Termination of the Plan

         The Board may amend the Plan from time to time (including amendment to terminate the Plan) at its discretion. However, no amendment shall adversely affect any outstanding Stock Option without the consent of the Participant.

         11. Miscellaneous Provisions

              (a) A Participant shall not enjoy the rights of a shareholder with respect to any shares of Stock subject to a Stock Option until such shares are acquired by the Participant through exercise of the Stock Option.

              (b) Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any person the right to be retained in the service of the Company or Subsidiary in any capacity whatsoever.

              (c) Any legal issue arising in respect of the Plan shall be decided by applying the law of the State of New Jersey.

              (d) If any Stock Option expires for any reason, the shares represented by such Stock Option shall again be available to be made the subject of another Grant.

              (e) The First Washington State Bank 1991 Stock Option Plan is terminated effective as of the Effective Date pursuant to section 10 of that plan. All outstanding stock options granted under that plan shall remain outstanding in accordance with the provisions of that plan and the respective stock option agreements evidencing their grant and shall continue to be subject to the provisions of that plan and such agreements. Solely for purposes of determining the number of Stock Options available for Grant under the Plan, stock options outstanding on the Effective Date granted pursuant to the First Washington State Bank 1991 Stock Option Plan shall be deemed to have been Granted pursuant to the Plan.

Established as of February 12, 1997 by
the Personnel and Compensation Committee


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Abraham S. Opatut
Chairman of the Committee


Adopted as of February 12, 1997
by the Board of Directors of
First Washington State Bank


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Abraham S. Opatut
Chairman of the Board

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